UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Merk Gold Trust
(Exact name of registrant as specified in its charter)

New York (State of incorporation or organization)	46-6582016 (I.R.S. Employer Identification No.)

2 Hanson Place Brooklyn, New York (Address of principal executive offices)	11217 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Merk Gold Shares	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180868

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the Merk Gold Shares to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s 424(b)(1) Prospectus (Securities Act file number 333-180868) filed with the Securities and Exchange Commission on May 14, 2014, which is incorporated herein by reference.

ITEM 2. EXHIBITS.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  May 14, 2014

MERK GOLD TRUST

By:	/s/ Axel Merk
Name: Axel Merk
Title: Principal Executive Officer